Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT



To the Board of Directors
   and Stockholders

Yukon Gold Corporation, Inc.
Toronto, Canada


      We consent to the use in this Registration Statement of Yukon Gold Corporation, Inc. on Form SB-2 of our report dated December 19, 2003, (except Note F which is dated April 23, 2004) of Yukon Gold Corporation, Inc. for the six months ended October 31, 2003 and for the years ended April 30, 2003 and 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ Rotenberg & Company, LLP
----------------------------


Rotenberg & Co., LLP
Rochester, New York
 May 13, 2004